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                                                                    EXHIBIT 21.1





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                             HARBINGER CORPORATION
                              LIST OF SUBSIDIARIES



                     Comtech Management Systems, Inc.

                     EDI Integration Services Limited

                     Harbinger N.V.

                     Harbinger Ltd. (UK)

                     Omega GmbH

                     INOVIS GmbH & Co.

                     NTEX Holdings B.V.

                     NTEX Computer Centrum, B.V.

                     NTEX Datacommunications, B.V.

                     SupplyTech, Inc.

                     SupplyTech International, LLC

                     SupplyTech de Mexico, S.A. de C.V.

                     SupplyTech International S.r.L.




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